BC FORM 45-902F (Formerly Form 20)

Securities Act

Report of Exempt Distribution

1.

State the full name, address and telephone number of the issuer of the security distributed.

Rubicon Minerals Corporation

Suite 888 – 1100 Melville Street

Vancouver, BC  V6E 4A6

Telephone: (604) 623-3333

2.

State whether the issuer is or is not a reporting issuer and, if reporting, the jurisdictions in which it is reporting.

The issuer is a reporting issuer in British Columbia, Alberta and Ontario.

3.

State whether the issuer is listed on any stock exchange or trading or quotation system and, if so, which stock exchange or trading or quotation system.

The issuer is listed on the TSX Venture Exchange.  The issuer is quoted on the U.S. OTCBB.

4.

Describe the type of security and the aggregate number distributed.  If the security is convertible or exchangeable, describe the type of underlying security, the terms of exercise or conversion and any expiry date.

Options to purchase up to 250,000 common shares in the capital stock of the Issuer exercisable until May 29, 2004 at a price of $1.34 per share.

5.

Provide the following information for each type of security distributed.  Consult Multilateral Instrument 45-102 Resale of Securities to determine what restricted or seasoning period applies to the security.

Full name of Purchaser and municipality and jurisdiction of residence	Number of Securities Purchased	Date of Distribution	Price Per security/total purchase price (Canadian $)	Exemption relied on	Length of any restricted or seasoning period
Roman Friedrich & Company Vancouver, BC	Option to purchase 250,000 shares	May 29, 2002	$1.34	BC Instrument 45-507	4 months

6.

Disclose the following information in a schedule to the Form 45-902F.  The information in the schedule is not available to the public.

Full name and residential address of purchaser	Telephone number and e-mail address of purchaser	Type of security and number purchased	Exemption relied on
See attached schedule

7.

State the total dollar value (Canadian $) of the securities distributed by the issuer to purchasers resident in British Columbia.  The total dollar value must be used for calculating the fee payable for filing this report with the British Columbia Securities Commission.

N/A

8.

Provide the following information for each person who is being compensated in connection with the distribution(s) of the security.  When disclosing compensation paid or to be paid, include discounts, commissions or other fees or payments of a similar nature directly related to the distribution.  Do not include payments for services incidental to the trade, such as clerical, printing, legal or accounting services.

If the compensation is in the form of a security, include the exemption under which the security is being distributed.  If the security is being distributed on a later date, the issuer must file a separate Report of Distribution with the applicable fee.

Name and address of person being compensated	Compensation paid (number and type of security and/or cash amount (Canadian $)	Price Per Share (Canadian $)
N/A

The undersigned hereby certifies that the statements made in this report and in any schedule to this report are true and correct.

DATED at Vancouver, British Columbia this 3rd day of July, 2002.

Rubicon Minerals Corporation___________________

Name of Issuer  (please print)

___________________________________________

Signature of authorized signatory

___________________________________________

Name and office of authorized signatory

(please print)

IT IS AN OFFENCE FOR A PERSON TO MAKE A STATEMENT IN A RECORD REQUIRED TO BE FILED OR PROVIDED UNDER THE SECURITIES ACT OR SECURITIES RULES THAT, AT THE TIME AND IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH IT IS MADE, IS A MISREPRESENTATION.

INSTRUCTION:
File this report with the British Columbia Securities Commission on or before the 10th day after the distribution of the security with a completed Fee Checklist and the required fee. In order to determine the fee payable, consult item 19 of section 22 of the Securities Regulation, R.B.C. Reg. 196/197, as amended. For calculating the fee payable, use the total dollar value of the securities distributed in British Columbia set out in item 7 of this report. Cheques should be made payable to the "British Columbia Securities Commission".

For further information and guidance on preparing and filing this report, please refer to FAQs at www.bcsc.bc.ca.

Notice - Collection and use of personal information

The personal information required under this form is collected on behalf of and used by the British Columbia Securities Commission for the purposes of the administration and enforcement of the Securities Act. All of the information required under this form, except for the information contained in the schedule required under section 6, is made available to the public under the Securities Act. If you have any questions about the collection and use of information, contact the British Columbia Securities Commission, P.O. Box 10142, Pacific Centre, 701 West Georgia Street, Vancouver, B.C., V7Y 1L2. Telephone 604-899-6854. Toll free in British Columbia and Alberta 1-800-373-6393.

SCHEDULE TO BC FORM 45-902F

FOR RUBICON MINERALS CORPORATION

DATED JULY 3, 2002

Full name and residential address of purchaser	Telephone number and e-mail address of purchaser	Type of security and number purchased	Exemption relied on
Roman Friedrich & Company #920 – 800 West Pender Street Vancouver, BC V6C 2V6	Telephone: (604) 633-9295 E-mail: Not available	Option to purchase 250,000 Common Shares	BC Instrument 45-507